Exhibit 99.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Vahé A. Sarkissian, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of FEI Company on Form 10-Q for the quarterly period ended March 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ VAHÉ A. SARKISSIAN
Vahé A. Sarkissian
Chairman, President and Chief Executive Officer

I, Stephen F. Loughlin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of FEI Company on Form 10-Q for the quarterly period ended March 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ STEPHEN F. LOUGHLIN
Stephen F. Loughlin
Vice President of Finance and acting Chief Financial Officer